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    As filed with the Securities and Exchange Commission on November 30, 1995

                                                       Registration No. 33-87482
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             -----------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             -----------------------------------------------------

                            THE TIMES MIRROR COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                                2711, 2721, 2731,
      DELAWARE               2741, 2752, 7383, 8741             95-4481525
 (State or Other          (Primary Standard Industrial       (I.R.S. Employer
 Jurisdiction of          Classification Code Numbers)    Identification Number)
 Incorporation or
  Organization)

                               TIMES MIRROR SQUARE
                          LOS ANGELES, CALIFORNIA 90053
                                 (213) 237-3700
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

             -----------------------------------------------------

                                 MARK H. WILLES
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                            THE TIMES MIRROR COMPANY
                               TIMES MIRROR SQUARE
                          LOS ANGELES, CALIFORNIA 90053
                                 (213) 237-3700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

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                                    COPY TO:
                             PETER F. ZIEGLER, ESQ.
                             GIBSON, DUNN & CRUTCHER
                             333 SOUTH GRAND AVENUE
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000
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                          DEREGISTRATION OF SECURITIES

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on S-4 (the "Registration Statement") of The Times Mirror Company (the "Registrant") is to deregister shares of the Conversion Preferred Stock, Series B, $1.00 par value per share (the "Series B Preferred Stock"), of the Registrant that were not issued to stockholders of the Registrant in the Exchange Offer (as defined in the Registration Statement). Of the 18,000,000 shares of Series B Preferred Stock heretofore registered, only 16,561,178 shares were issued in the Exchange Offer. Accordingly, the Registrant hereby deregisters the remaining 1,438,822 shares of Series B Preferred Stock which were not issued in the Exchange Offer (the "Deregistered Shares"). Also being deregistered hereby are 1,438,822 shares of the Series A Common Stock, $1.00 par value per share (the "Series A Common Stock"), of the Registrant issuable upon conversion of the Deregistered Shares, as well as such indeterminate number of shares of Series A Common Stock as may be issuable upon or in connection with the conversion of the Deregistered Shares as a consequence of adjustments to the Common Equivalent Rate (i.e., the rate at which shares of the Series B Preferred Stock are converted into shares of Series A Common Stock), upon the redemption of the Deregistered Shares or as payment in lieu of cash dividends.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 29, 1995.

                                      THE TIMES MIRROR COMPANY

                                      By:     /s/  MARK H. WILLES
                                         -----------------------------------
                                                   Mark H. Willes
                                        President and Chief Executive Officer

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